UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2013

Commission File Number:  00025940

Glowpoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0312442
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974
(Address if principal executive offices)

973-855-3411
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On March 22, 2013, Mr. Tolga Sakman entered into a Separation Agreement and General Release (the “Separation Agreement”) with Glowpoint, Inc. (the “Company”) pursuant to which he resigned, effective March 22, 2013, as the Company’s Chief Financial Officer. Mr. Sakman has served as the Company’s Chief Financial Officer and Senior Vice President, Corporate Development since August 22, 2012. Mr. Sakman’s resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

    Under the terms of the Separation Agreement, Mr. Sakman will receive, subject to certain conditions, cash severance payments equal to six months of his current base salary.  The Separation Agreement also provides for standard ownership of works, confidentiality, non-compete, non-solicitation and non-disparagement covenants, as well as a release of claims.

    The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

    On March 25, 2013, the Board appointed David Clark, as the Company’s Chief Financial Officer effective immediately. Prior to joining the Company, Mr. Clark, 44, served as Vice President of Finance, Treasurer and acting CFO for Allos Therapeutics, a publicly traded biopharmaceutical company focused on the development and commercialization of anti-cancer drugs, from February 2007 until September 2012. Mr. Clark holds a Masters degree in Accounting from the University of Denver – Daniels College of Business.

    There are no family relationships between Mr. Clark and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

    In connection with his appointment as Chief Financial Officer of the Company, on March 25, 2013 (the “Effective Date”), the Company entered into an employment agreement with Mr. Clark (the “Employment Agreement”), effective immediately.  Pursuant to the Employment Agreement, Mr. Clark will initially receive an annual base salary of $220,000 and will be eligible to receive an annual incentive bonus equal to 50% of his base salary, at the discretion of the Compensation Committee of the Board of Directors based on meeting certain financial and non-financial goals.  In addition, on the Effective Date, the Company issued to Mr. Clark, pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”), (i) 100,000 options to purchase common stock of the Company (the “Options”) and (ii) 100,000 shares of restricted common stock of the Company (the “Restricted Stock”). The options have a term of ten years and an exercise price of $1.51.  The Options and the Restricted Stock will each vest 25% on the first anniversary of the Effective Date, with the remainder vesting in equal monthly installments for 36 months on the monthly anniversary date of the Effective Date; provided however, that the Options and the Restricted Stock will vest in full upon a Change in Control or Corporate Transaction, as each term is defined in the Plan.

    The Employment Agreement contains standard ownership of works, confidentiality, non-compete, non-solicitation and non-disparagement covenants.

    The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

    The Company’s press release announcing Mr. Sakman’s resignation and Mr. Clark’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01.  Financial Statements and Exhibits

The following exhibits are included with this report:

Exhibit No.	Description
10.1	Separation Agreement and General Release between Glowpoint, Inc. and Tolga Sakman, dated as of March 22, 2013.
10.2	Employment Agreement between Glowpoint, Inc. and David Clark, dated as of March 25, 2013.
99.1	Press release dated March 25, 2013.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2013	GLOWPOINT, INC. /s/ Peter Holst
Peter Holst President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation Agreement and General Release between Glowpoint, Inc. and Tolga Sakman, dated as of March 22, 2013.
10.2	Employment Agreement between Glowpoint, Inc. and David Clark, dated as of March 25, 2013.
99.1	Press release dated March 25, 2013.